EXHIBIT 5.1

April 10, 2017

BEARING RESOURCES LTD. 14th Floor, 1111 W. Georgia Street Vancouver, BC V6E 4G2

Ladies and Gentlemen:

We have acted as special counsel to Bearing Resources Ltd., a British Columbia corporation (the "Company"), with respect to the Registration Statement on Form F-4 filed with the Securities and Exchange Commission (the "Commission") on April 10, 2017 (the "Registration Statement") relating to the registration for sale, under the Securities Act of 1933, as amended (the "Act"), of 16,000,000 common shares of the Company (the "Shares") in connection with the Company's acquisition of Li3 Energy, Inc.

In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Notice of Articles and Articles of the Company, as currently in effect; and (iii) resolutions of the board of directors of the Company relating to, among other things, the approval of the acquisition of Li3 Energy Inc. and issuance of the Shares. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized for issuance as fully-paid and non-assessable common shares of the Company.

The foregoing opinion is based upon and limited to the laws of the Province of British Columbia. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We understand that this opinion is to be used in connection with the Registration Statement, as it may be amended from time to time, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the prospectus which is a part of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not hereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

It is understood that this opinion letter is to be used in connection with the resale of the Securities only while the Registration Statement is effective and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

Yours truly, /s/W.L. MACDONALD LAW CORPORATION W.L. MACDONALD LAW CORPORATION